UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2024

Olo Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40213	20-2971562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

285 Fulton Street One World Trade Center 82nd Floor New York, NY	10007
(Address of Principal Executive Offices)	(Zip Code)

(212) 260-0895
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	OLO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01.	Other Events.

On May 15, 2024, Richard Scarantino (the “Scarantino Plaintiff”), an alleged Olo stockholder, filed a class action and derivative complaint on behalf of Olo stockholders and on behalf of us as a nominal defendant, in the Court of Chancery of the State of Delaware (the “Court”) captioned Scarantino v. Glass, et al. (C.A. No. 2024-0517-KSJM) (the “Scarantino Complaint”) against our Board of Directors (the “Scarantino Director Defendants”), our Chief Executive Officer (the “Scarantino Officer Defendant”), The Raine Group LLC, RPII Order LLC, and Raine Associates II LP (collectively, “The Raine Group” and together with Olo, the Scarantino Director Defendants, and the Scarantino Officer Defendant, the “Scarantino Defendants”). The Scarantino Complaint alleged that the Director Defendants and Officer Defendant breached their fiduciary duties by authorizing the 2024 buyback program (the “2024 Buyback Program”), which could result in The Raine Group having majority voting control over Olo. The Scarantino Complaint asserted a direct and a derivative claim for breaches of fiduciary duty against the Scarantino Director Defendants and the Scarantino Officer Defendant. The Scarantino Complaint also asserted that The Raine Group aided and abetted the Scarantino Director Defendants’ and Scarantino Officer Defendant’s breaches of fiduciary duty.

While the Company and the other Scarantino Defendants deny completely all of the allegations of wrongdoing in the Scarantino Complaint, on June 11, 2024, our Board of Directors agreed, through unanimous written consent (the “Board Resolutions”) that, among other things, the 2024 Buyback Program shall be carried out in such a way that our repurchases pursuant thereto do not cause The Raine Group’s ownership of Olo’s outstanding voting stock to exceed 49.9% and to take appropriate measures to the best of their ability to ensure that repurchases pursuant to the 2024 Buyback Program do not cause The Raine Group’s ownership of our outstanding voting stock to exceed 49.9%. The Scarantino Plaintiff subsequently agreed that the Board Resolutions would render the Scarantino Complaint moot. On June 12, 2024, the Scarantino Defendants moved to dismiss the Scarantino Complaint. On June 21, 2024, the parties filed a stipulation and proposed order dismissing the Scarantino Complaint, which the Court granted without prejudice on June 24, 2024. The Court retained jurisdiction of this lawsuit solely for the purpose of adjudicating an application for attorneys’ fees in connection with the claims asserted in the Scarantino Complaint. The Company has agreed to pay $575,000 in fees and expenses to Scarantino Plaintiff’s counsel.

On August 2, 2024, the Court entered a Stipulation and Order (the “Order”) providing that the Scarantino Plaintiff’s action will be dismissed with prejudice and the case will be closed, subject to the Company filing an affidavit with the Court confirming that this notice has been issued. In the Order, the Company stipulated to file this Current Report on Form 8-K, which shall constitute notice to stockholders for purposes of Rules 23 and 23.1 of the Rules of the Court. In entering the Order, the Court was not asked to review, and did not pass judgment on, the amount or reasonableness of the attorneys’ fees and expenses.

Scarantino Plaintiff’s counsel is Christopher J. Orrico of Bernstein Litowitz Berger & Grossmann LLP, (212) 554-1400, and the Company’s counsel is Brock E. Czeschin of Richards, Layton & Finger, P.A., (302) 651-7700.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLO INC.
Dated: August 5, 2024
	By:	/s/ Noah H. Glass
Noah H. Glass Chief Executive Officer (Principal Executive Officer)